FORM OF NON-EMPLOYEE DIRECTOR STOCK OPTION
                                AWARD AGREEMENT

                                                                    EXHIBIT 10.4

                        2000 DUN & BRADSTREET CORPORATION
                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                               STOCK OPTION AWARD
                                 ([Grant Date])

        This STOCK OPTION AWARD (this "Award") is being granted to __________________ (the "Participant") as of this ___ day of _______, 200_ (the
"Grant Date") by THE DUN & BRADSTREET CORPORATION (the "Company") pursuant to the 2000 DUN & BRADSTREET CORPORATION NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN (the "Plan"). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

                1. Grant of Stock Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (an "Option") to purchase, subject to the terms of this Award and the Plan and subject to the vesting provisions of Section 3, all or any part of the aggregate of _______ shares of the Company's Common Stock, par value $.01 per share (the "Shares"), at a purchase price per Share of $_________ (the "Option Price"). This Option is a non-qualified stock option and, accordingly, does not qualify as an incentive stock option under Section 422 of the Code.

                2.      Term of Option. This Option shall expire on the tenth
        (10) anniversary of the Grant Date (the "Expiration Date") and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Award.

                3. Vesting. Except as otherwise provided herein, this Option shall vest and become exercisable on the first anniversary of the Grant Date. This Option shall cease to vest upon the Participant's termination of service, and may be exercised after the Participant's date of termination only as set forth below.

                4.      Termination of Service.

                (a) Exercisability Upon Termination of Service by Death. If the Participant's service with the Company and its Subsidiaries terminates by reason of death after the first

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        anniversary of the Grant Date, the unexercised portion of such Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of death.

                (b) Exercisability Upon Termination of Service by Disability or Retirement. If the Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of such termination of service, provided, however, that if the Participant dies within a period of five years after such termination of service, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of service or (B) one year after the date of death.

                (c) Effect of Other Termination of Service. If the Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement prior to the first anniversary of the Grant Date, then a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter during the shorter of (A) the remaining term of such Option or (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole Share) equal to (x) the number of Shares subject to such Option multiplied by (y) a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the Grant Date and the denominator of which is 365. If a Participant's service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, the unexercised vested portion of such Option shall terminate thirty days following such termination of service.

                5.      Manner of Exercise.

                (a) Option Exercise and Issuance of Shares. Until the Company determines otherwise, Option exercises and delivery of Shares will be administered by an independent third-party broker selected from time to time by the Company.

                (b) Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company, with all applicable laws including, without limitation, the Company's insider trading policy.

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                (c)     Tax Withholding. The Company is authorized to satisfy
        the minimum statutory withholding taxes (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) arising from the exercise of this Option by deducting from the total number of Shares that have become vested that number of Shares having a Fair Market Value equal to the applicable amount of withholding taxes due. The Participant may elect to fully satisfy the minimum statutory withholding taxes by a payment in cash of such obligation to the Company.

                6. Nontransferability of Option. This Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of the Participant may only be exercised by the Participant. An Option exercisable after the death of the Participant (or, to the extent the Board determines, an Eligible Transferee) may be executed by the legatees, personal representatives or distributees of the Participant (or, to the extent the Board determines, the legatees, personal representatives or distributees of the Eligible Transferee).

                7. Change in Control. The unexercised portion of this Option shall vest in full upon the occurrence of a Change in Control.

                8. Privileges of Stock Ownership. The Participant shall not have any of the rights of a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which such the Participant or permitted transferee shall become the holder of record thereof.

                9. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Office of the Corporate Secretary, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Board arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

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                10.     Successors and Assigns. This Award shall be binding upon
        and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

                11. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

                12. Governing Law. This Award shall be governed by the laws of the State of New York, U.S.A., without regard to choice of laws principles thereof.

        IN WITNESS WHEREOF, this Stock Option Award has been duly executed as of the date first written above.

                                        THE DUN & BRADSTREET CORPORATION

                                        By:
                                            ------------------------------------
                                            Name: David J. Lewinter
                                            Title: General Counsel and Corporate
                                                   Secretary

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